UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2022

VWF Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56459	88-1256373
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

976 South Shannon Street, Van Wert, Ohio		45891
(Address of Principal Executive Offices)		(Zip Code)

(419) 238-9662
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.
As previously disclosed, VWF Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Van Wert Federal Savings Bank (the “Bank”), have been conducting a search for a qualified candidate to serve as the new President and Chief Executive Officer of the Company and the Bank.  The Company and the Bank expect to appoint Michael D. Cahill to serve as their new President and Chief Executive Officer.  Mr. Cahill will initially serve as a consultant to the Bank, and the Company and the Bank expect to formally appoint him to serve as President and Chief Executive Officer of the Company and the Bank effective as of January 1, 2023.  The Company and the Bank also expect to appoint him to the boards of directors of the Company and the Bank effective as of January 1, 2023.

Mr. Cahill, age 62 and a certified public accountant, has extensive experience in the financial services industry, and related industries, including having served as past President and Chief Executive Officer of the former Tower Financial Corporation and its bank subsidiary, Tower Bank and Trust Company, Ft. Wayne, Indiana. He also served as a board member and Vice Chairman of Centier Bank, Whiting, Indiana, and as a board member of the Indiana Bankers Association.  He serves on the faculty of the Graduate School of Banking at Colorado.

On September 30, 2022, the Bank and Mr. Cahill entered into a consulting agreement with respect to his consulting services and an employment agreement with respect to his expected appointment to serve as President and Chief Executive Officer.

Consulting Agreement

Pursuant to the terms of the consulting agreement, Mr. Cahill will provide certain consulting services to the Bank from October 1, 2022, through December 31, 2022.  He will receive $15,000 per month for his consulting services.

Employment Agreement

The employment agreement will become effective as of January 1, 2023, subject to the formal appointment of Mr. Cahill to serve as President and Chief Executive Officer by the boards of directors of the Company and the Bank.  The employment agreement will have an initial term of three years.  Commencing as of the first anniversary of the effective date of the employment agreement and continuing as of each subsequent anniversary of that date, the term of the employment agreement will extend for an additional year, so that the term again become three years.  However, at least 30 days before the anniversary of the renewal date of the employment agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Cahill and affirmatively approve any extension of the employment agreement for an additional year or determine not to extend the term of the employment agreement.  If the board of directors determines not to extend the term, it must notify Mr. Cahill before the applicable anniversary date and the term of the employment agreement will expire at the end of the then current term.  If a change in control occurs during the term of the employment agreement, the term of the employment agreement will automatically renew for two years from the effective date of the change in control.

The employment agreement provides that Mr. Cahill will receive an annual salary of $185,000 for 2023, $200,000 for 2024 and $215,000 for 2025.  Thereafter, the board of directors will review the base salary at least annually and it may be increased, but not decreased.  In addition to receiving a base salary, Mr. Cahill will participate in any bonus programs and benefit plans made available to senior management employees of the Bank.  He will also be reimbursed for all reasonable business expenses incurred in performing his duties, as well for a county club membership.  He will also be provided with a company-owned or leased automobile.

If Mr. Cahill voluntarily terminates employment, he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) unused accrued paid time-off, and (iv) earned but unpaid incentive compensation (collectively, the “Accrued Obligations”).

In the event Mr. Cahill’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonuses (based on the highest annual bonus earned during the three most recent calendar years before the date of termination) he would have received during the remaining term of the employment agreement.  In addition, if he elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to 18 months.

In the event Mr. Cahill’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” in either event within 24 months following a change in control, he will receive a severance payment, paid in a single lump sum, equal to his Accrued Obligations plus three times the sum of (i) his base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) his highest annual cash bonus earned for the year in which the change in control occurs or any of the three prior calendar years.  In addition, if he elects COBRA coverage, he will be reimbursed for his monthly COBRA premium payments for up to 18 months.

For purposes of the employment agreement, “good reason” is defined as (i) a material reduction in Mr. Cahill’s authority, duties, or responsibilities, (ii) a reduction in his salary or incentive compensation opportunities, (iii) a relocation of his principal place of employment by more than 35 miles from the Bank’s office location or his home office, or (iv) a material breach of the employment agreement by the Bank.

Should Mr. Cahill become disabled during the term of the employment agreement, he will be entitled to the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by the Bank.  If he dies while employed by the Bank, his beneficiaries will receive the Accrued Obligations plus any benefit payable under the life insurance program sponsored by the Bank.

Upon a termination of employment (other than a termination in connection with a change in control), Mr. Cahill will be required to adhere to one-year non-competition and non-solicitation restrictions set forth in the employment agreement.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No. Description

10.1	Consulting Agreement with Michael D. Cahill
10.2	Employment Agreement with Michael D. Cahill
104	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWF BANCORP, INC.

Date: October 3, 2022	By:	/s/ Mark K. Schumm
Mark K. Schumm
President and Chief Executive Officer